Exhibit 99.1

ANN INC.

7 TIMES SQUARE, 5TH FLOOR

NEW YORK, NY 10036

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on August 18, 2015 or, for shares owned through the Company’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, by 11:59 P.M. Eastern Time on the cut-off date indicated in the Company’s proxy statement. Have your proxy card in hand when you access the website and follow the instructions so that you may vote electronically.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on August 18, 2015 or, for shares owned through the Company’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, by 11:59 P.M. Eastern Time on the cut-off date indicated in the Company’s proxy statement. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The proxy card must be received by August 18, 2015 or, for shares owned through the Company’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, by the cut-off date indicated in the Company’s proxy statement.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94679-TBD                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANN INC.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.		For	Against	Abstain

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of May 17, 2015, by and among ANN INC., Ascena Retail Group, Inc. and Avian Acquisition Corp. (the “merger agreement”).	☐	☐	☐

2.	Proposal to approve, by advisory (non-binding) vote, certain compensation arrangements for ANN’s named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐

3.	Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.	☐	☐	☐

You may also vote on such other business as may properly come before the meeting or any adjournment thereof.

For address changes, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Special Meeting of the Stockholders of ANN INC. will be held on Wednesday, August 19, 2015 at

8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036, for

the purposes listed on the reverse side.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  —  — — — — — — — —

M94680-TBD

ANN INC.

7 Times Square, 5th Floor

New York, NY 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 19, 2015

The stockholder(s) hereby appoint(s) Kay Krill, Michael J. Nicholson and Katherine H. Ramundo, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ANN INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, August 19, 2015 at 8:00 A.M., local time, at ANN’s offices at 7 Times Square, 5th Floor, New York, New York 10036, and at any adjournment or postponement thereof.

To the extent the undersigned holds shares of common stock of the Company through participation in the Company’s Associate Discount Stock Purchase Plan and/or the 401(k) Savings Plan, the undersigned is hereby providing instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Special Meeting of Stockholders. If a signed proxy card is not returned and received by 11:59 P.M. Eastern Time on August 17, 2015, in the case of shares held through the Associate Discount Stock Purchase Plan, the custodian will not vote those shares. If a signed proxy card is not returned and received by 11:59 P.M. Eastern Time on August 16, 2015, in the case of Company shares held through the 401(k) Savings Plan, the trustee will vote those shares in the same proportion as it voted shares for which it received instructions.

If no choice is specified, the proxy will be voted “FOR” proposals 1, 2 and 3. The proxies listed above will vote in their discretion with respect to any other matters that may properly come before the Special Meeting and all adjournments and postponements thereof.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side